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                                                                      Exhibit 23
                                                                      ----------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Registration Nos. 333-34789 and 2-97434) pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc. and to The AMETEK Savings and Investment Plan, respectively, and in the related Prospectuses, of our report dated January 21, 1998, with respect to the consolidated financial statements of AMETEK, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                /s/ ERNST & YOUNG LLP

Philadelphia, PA
March 10, 1998